UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3023969
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard Incline Village, Nevada	89451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights, no par value

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends the following items, exhibits and portions of the Registration Statement on Form 8-A dated September 6, 2006 (“Form 8-A”), filed by PDL BioPharma, Inc. (the “Company” or “PDL” or “we”) with respect to the rights to purchase Series A Preferred Stock of the Company, as set forth in Form 8-A and the exhibits thereto.

Item 1. Description of Registrant’s Securities to Be Registered.

Item 1 of Form 8-A is hereby amended to add the following paragraph as the last paragraph of Item 1:

On February 5, 2009, PDL entered into an amendment (the “Amendment”) to the Rights Agreement. The Amendment accelerates the final expiration date of the Rights from August 25, 2016 to February 12, 2009. Accordingly, the Rights will expire and the Rights Agreement will terminate and be of no further force and effect as of the close of business on February 12, 2009. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2. Exhibits.

Item 2 of Form 8-A is hereby amended to add the following exhibit as the last exhibit of Item 2:

Exhibit No.	Exhibit
4.2	Amendment to the Rights Agreement dated as of February 5, 2009 between PDL BioPharma, Inc. and Mellon Investor Services, LLC, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2009	PDL BioPharma, Inc.

	By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
4.2	Amendment to the Rights Agreement dated as of February 5, 2009 between PDL BioPharma, Inc. and Mellon Investor Services, LLC, as Rights Agent.

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